                                                                      EXHIBIT 11

                      McKESSON CORPORATION - CONSOLIDATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       FOR THE FIVE YEARS ENDED MARCH 31
                    (in thousands except per share amounts)



                                                             1996             1995         1994          1993          1992
                                                           --------        ---------     --------      --------     ---------
FULLY DILUTED EARNINGS PER SHARE

Income (loss) after taxes from continuing operations       $120,695        $(150,068)    $ 69,229      $ 66,771     $  15,550
Dividend requirements - convertible preferred stocks             --               --           --            --        (7,081)/(1)/
Interest charges on convertible debentures - net of tax          --               --           18         1,352            -- /(2)/
Contribution adjustment - Series B ESOP convertible
  preferred stock/(3)/                                           --           (1,836)      (3,706)       (3,758)           -- /(2)/
                                                           --------        ---------     --------      --------     ---------
                                                            120,695         (151,904)      65,541        64,365         8,469
Discontinued operations                                      14,738          (23,074)      55,161        47,964        16,783
Discontinued operations
  Gain on sale/donation of Armor All stock                       --              996       32,666            --            --
  Gain on sale of PCS                                            --          576,656           --            --            --
Extraordinary item                                               --                        (4,186)           --            --
Cumulative effects of accounting changes                         --               --      (16,660)           --      (110,500)
                                                           --------        ---------     --------      --------     ---------
      Total                                                $135,433        $ 402,674     $132,522      $112,329     $ (85,248)
                                                           ========        =========     ========      ========     =========

Fully diluted shares
  Common shares outstanding/(4)/                             46,740           43,568       40,943        40,025        38,776
  Convertible securities - dilutive                              --            1,882        3,160         4,783            -- /(2)/
                                                           --------        ---------     --------      --------     ---------
      Total                                                  46,740           45,450       44,103        44,808        38,776
                                                           ========        =========     ========      ========     =========

Fully diluted earnings (loss) per share
  Continuing operations                                    $   2.59        $   (3.34)    $   1.49      $   1.44     $     .22
  Discontinued operations                                       .31             (.51)        1.25          1.07           .43
  Discontinued operations
    Gain on sale/donation of Armor All stock                     --              .02          .74            --            --
    Gain on sale of PCS                                          --            12.69           --            --            --
  Extraordinary item                                             --               --         (.10)           --            --
  Cumulative effects of accounting changes                       --               --         (.38)           --         (2.85)
                                                           --------        ---------     --------      --------     ---------
                                                           $   2.90        $    8.86     $   3.00      $   2.51     $   (2.20)
                                                           ========        =========     ========      ========     =========

PRIMARY EARNINGS PER SHARE
Income (loss) after taxes from continuing operations       $120,695        $(150,068)    $ 69,229      $ 66,771     $  15,550
Dividend requirements - convertible preferred stocks/(1)/        --           (3,501)      (7,052)       (7,010)       (7,081)
                                                           --------        ---------     --------      --------     ---------
                                                            120,695         (153,569)      62,177        59,761         8,469
Discontinued operations                                      14,738          (23,074)      55,161        47,964        16,783
Discontinued operations
  Gain on sale/donation of Armor All stock                       --              996       32,666            --            --
  Gain on sale of PCS                                            --          576,656           --            --            --
Extraordinary item                                               --               --       (4,186)           --            --
Cumulative effects of accounting changes                         --               --      (16,660)           --      (110,500)
                                                           --------        ---------     --------      --------     ---------
      Total                                                $135,433        $ 401,009     $129,158      $107,725     $ (85,248)
                                                           ========        =========     ========      ========     =========

Common shares outstanding/(4)/                               46,646           43,568       40,789        40,025        38,776
                                                           ========        =========     ========      ========     =========

Primary earnings per share
  Continuing operations                                    $   2.59        $   (3.52)    $   1.53      $   1.49     $     .22
  Discontinued operations                                       .31             (.53)        1.35          1.20           .43
  Discontinued operations
    Gain on sale/donation of Armor All stock                     --              .02          .80            --            --
    Gain on sale of PCS                                          --            13.23           --            --            --
  Extraordinary item                                             --               --         (.10)           --            --
  Cumulative effects of accounting changes                       --               --         (.41)           --         (2.85)
                                                           --------        ---------     --------      --------     ---------
      Total                                                $   2.90        $    9.20     $   3.17      $   2.69     $   (2.20)
                                                           ========        =========     ========      ========     =========


(1) Net of certain related tax benefits.
(2) 1992 fully diluted earnings per share computation excludes the effect of convertible securities which were anti-dilutive.
(3) Represents the assumed additional ESOP contribution expense that the Company would have incurred if the Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.
(4) Common shares outstanding have been computed by adding the monthly average (beginning of the monthly plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.